Exhibit 10.3

November 13, 2000

AT&T Wireless Services, Inc.
7277 164th Avenue, N.E.
Redmond, WA 98052

      Re:  Sale of Subject Shares
           ----------------------

Ladies and Gentlemen:

      AT&T Wireless Services, Inc. ("AWS"), and Thomas H. Sullivan (the "Management Stockholder"), wish to set forth in this Letter Agreement (the "Letter Agreement"), certain rights and obligations with respect to the shares of Voting Preference Stock, par value $0.01 per share, Class C Common Stock, par value $0.01 per share, and Class D Common Stock, par value $0.01 per share, (collectively, the "Subject Stock") of Telecorp PCS, Inc. (the "Company") held by the Management Stockholders.

      For and in consideration of One Hundred Dollars ($100.00), in aggregate, in hand paid, the mutual premises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged conclusively, AWS, on the one hand, and the Management Stockholder, on the other hand, intending to be and being legally bound, agree as follows:

      1. Transfer of Subject Shares. The Management Stockholder agrees that he will not Transfer any shares of Subject Stock without complying with the terms of this Letter Agreement. The Management Stockholder agrees that (i) in connection with any Transfer permitted by this Letter Agreement he will Transfer all, and not less than all, of the shares of Subject Stock held by the Management Stockholder, and (ii) he will not Transfer any shares of Subject Stock other than for cash and/or shares of a publicly traded stock (such shares to be valued at the average closing price for the ten (10) trading days randomly selected by lot from the twenty (20) consecutive trading days ending three (3) days prior to the execution of the Sale Offer). Any Transfer of Subject Stock by the Management Stockholder other than a Transfer made after complying with the requirements of this Letter Agreement to provide AWS with the Purchase Right (as hereinafter defined) shall be null and void. In addition, no Transfer of Subject Stock by the Management Stockholder may be made to any Person other than AWS or its designee if (i) such Transfer would result in the Company being in violation of any statute, rule or regulation of the Federal Communications Commission and
(ii) unless such Person enters into an agreement with AWS pursuant to which it will have the same obligations it would have as a "Stockholder" if it were a signatory to that certain Stockholders Agreement dated November 13, 2000 by and between AT&T Wireless PCS, LLC, the Management Stockholder, the Other Shareholders named therein, and the Cash Equity Investors named therein, including without limitation the obligation to vote such Person's Voting Preference Stock in accordance with the provisions of Sections


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3.1(d) and 3.1(e)(i) and (iii) of. As used herein, "Transfer" shall mean any (i)
proposed direct or indirect transfer, sale, or assignment, whether by operation of law or otherwise, (ii) any proposed pledge or grant, creation or sufferage of a lien in or upon the Subject Stock (a "Pledge"), provided that a Pledge will not be deemed to be a Transfer if the person(s) and/or entities receiving a direct or indirect interest in the Subject Stock (the "Pledgee") acknowledges in writing the existence of this Agreement and agrees in writing that the Purchase Right must be complied with before the Pledgee can foreclose on or otherwise exercise any dominion or control over the Subject Stock, or (iii) proposing to give, place in trust (including transfers by testamentary or intestate succession) or other any other contract or transaction that has the effect of transferring beneficial ownership (as such term is defined in Rule 13d-3 of the Securities Exchange Act, as amended) of the Subject Stock (an "Effective Transfer"), provided that an Effective Transfer shall not be deemed to be a Transfer if the person(s) and/or entities acquiring beneficial ownership of the Subject Stock (the "Effective Transferee") acknowledges in writing the existence of this Agreement and agrees in writing that the Purchase Right must be complied with before the Effective Transferee can exercise control over the Subject Stock or effect a Transfer of it.

      2. Right of First Refusal. In the event the Management Stockholder receives or otherwise negotiates with a prospective purchaser (the "Purchaser") a written bona fide offer (the "Sale Offer") to purchase all but not less than all of such Management Stockholder's Subject Stock, and the Management Stockholder intend to accept such offer, then the Management Stockholder shall provide AWS written notice (the "Notice") of such offer, which notice shall describe in reasonable detail the material terms of the Sale Offer, including the name and address of the Purchaser, and the proposed purchase price. AWS shall have the irrevocable right and option, but not the obligation (the "Purchase Right"), to purchase (or to designate another party to purchase) the Subject Stock at the same price and on the same terms as set forth in the Notice by giving written notice thereof to the Management Stockholder within thirty
(30) days of the date of the Notice; provided, however, that in lieu of cash, the purchase price for the Subject Stock may, at the option of AWS, be paid to the Management Stockholder in either, or a combination of, cash or shares of AT&T Wireless Group Tracking Stock (or any successor security which is publicly traded) valued at the average closing price for the ten (10) trading days randomly selected by lot from the twenty (20) consecutive trading days ending three (3) days prior to the execution of any agreement providing for the purchase of the Subject Stock by AWS or its designee. Any such purchase pursuant to the Purchase Right shall be closed at the principal executive offices of the Company within thirty (30) days after the date notice of such purchase is delivered by AWS to the Management Stockholder; provided, however, that if such purchase is subject to the consent of the Federal Communications Commission ("FCC") or any public service or public utilities commission, such purchase shall by closed on the fifth business day after all such consents shall have been obtained by Final Order as such term is commonly used in connection with assignments and transfers of licenses issued by the FCC. If AWS declines (which shall include the failure to give timely notice of acceptance) to accept such offer, the Management Stockholder shall have the right, for a period of one hundred



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twenty (120) days following the expiration of the thirty (30) day acceptance period referred to above to close the Transfer described in the Notice on identical terms with those set forth in the Notice (except that the price must be at least 95% of the price set forth in the Notice); provided, however, that if such purchase is subject to the consent of the FCC or any public service or public utilities commission, the period for consummation of such purchase shall by increased to the fifth business day after all such consents shall have been obtained by Final Order. If, after delivering a Notice, the Management Stockholder does not close a Transfer in accordance with the terms of the immediately preceding sentence, the Management Stockholder shall not effect any Transfer without giving another notice in accordance with this Letter Agreement.

      3. Share Certificates

     (a) Each certificate representing the shares of Subject Stock now or hereafter held by the Management Stockholder or delivered in substitution or exchange for any of the foregoing certificates shall be stamped with legends in substantially the following form:

      "The shares represented by this Certificate are subject to an Agreement dated as of __________, 2000, a copy of which is on file at the offices of the Company and will be furnished by the Company to the holder hereof upon written request. Such Agreement provides, among other things, for the granting of certain restrictions on the sale, transfer, pledge, hypothecation or other disposition of the shares represented by this Certificate, and that under certain circumstances, the holder hereof may be required to sell the shares represented by this Certificate. By acceptance of this Certificate, each holder hereof agrees to be bound by the provisions of such Agreement. The Company reserves the rights to refuse to transfer the shares represented by this Certificate unless and until the conditions to transfer set forth in such Agreement have been fulfilled."

     (b) The Management Stockholder agrees that he, she or it will deliver all certificates for shares of Subject Stock owned by him, her or it to the Company for the purpose of affixing such legends thereto.

     (c) Such legends shall be removed upon the earlier of (x) expiration of this Agreement and (y) the consummation of a transaction involving such within the meaning of part (i) of the definition of Transfer in compliance with the provisions hereof, provided that legends shall only be removed from Subject Shares included in such transaction.

      4. Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Letter Agreement and that, in addition to being entitled to exercise all of the rights provided herein or granted by law, including recovery of damages, equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Letter Agreement.



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      5. Notices. All notices or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission, or by registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee (or electronic confirmation in the case of facsimile transmission)or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof:

            If to AWS:

                  c/o AT&T Wireless Services, Inc.
                  7277 164th Ave, N.E.
                  Redmond, WA 98052
                  Attention: William W. Hague
                  Telephone: (425) 828-8461
                  Facsimile: (425) 828-8451

            With a copy to:

                  AT&T Corp.
                  295 North Maple Avenue
                  Basking Ridge, NJ 07920
                  Attention: Corporate Secretary
                  Telephone: (908) 221-6660
                  Facsimile: (908) 221-6618

            and

                  Friedman Kaplan Seiler & Adelman LLP
                  875 Third Avenue, 8th Floor
                  New York, New York 10022
                  Attention: Gregg S. Lerner
                  Telephone: (212) 833-1100
                  Facsimile: (212) 355-6401

            If to Thomas H. Sullivan, to:

                  Thomas H. Sullivan
                  11509 Highland Farm Road
                  Potomac, Maryland 20854
                  Telephone: (301) 299-2406
                  Facsimile: (301) 299-5246



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            With a copy to:

                  TeleCorp PCS, Inc.
                  1010 N. Glebe Road
                  Arlington, Virginia  22201
                  Attention: General Counsel
                  Telephone: (703) 236-1100
                  Facsimile: (703) 236-1376

      6. Entire Letter Agreement; Amendment. This Letter Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof. No change or modification of this Letter Agreement shall be valid, binding or enforceable unless the same shall be in writing and signed by the parties hereto.

      7. Waiver. No failure or delay on the part of any party in exercising any right, power or privilege hereunder, nor any course of dealing between the parties shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies which any party would otherwise have. No notice to or demand on a party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of such party or any of them to take any other or further action in any circumstances without notice or demand.

      8. Benefit and Binding Effect; Severability. This Letter Agreement shall be binding upon and shall inure to the benefit of each party and their respective successors, executors, administrators and personal representatives and heirs and permitted assigns. If any term or other provision of this Letter Agreement is invalid, illegal or incapable of being enforced by any law or public policy or any listing requirement applicable to the Subject Stocks, all other terms and provisions of this Letter Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto affected by such determination in any material respect shall negotiate in good faith to modify this Letter Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions hereof are given effect as originally contemplated to the greatest extent possible.

      9. FCC Approval. Notwithstanding anything contained in this Letter Agreement to the contrary, no transaction or action contemplated herein shall be consummated and no interests or rights transferred, converted or exchanged prior to receiving FCC approval with respect thereto to the extent such approval is necessary.

      10. Governing Law.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE UNITD STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK (THE "CHOSEN COURTS") AND
(I)IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS,
(II)WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURTS (III)WAIVES ANY OBJECTION THAT THE CHOSEN COURTS ARE AN INCONVENIENT FORUM OR DO N OT HAVE JURISDICTION OVER ANY PARTY HERETO AND
(IV)AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITHG SECTION 5 OF THIS AGREEMENT.



     (b) The parties hereto hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or related to this Letter Agreement or the transactions contemplated hereby.

      11. Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Letter Agreement.

      12. Counterparts. This letter may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      13. Expiration.  This Agreement shall expire on July 17, 2003.




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      If you are in agreement with the terms of this letter, please sign two copies in the space provided below and return it to the undersigned.


                                    Very truly yours,


                                    /s/ Thomas H. Sullivan
                                    -------------------------
                                    THOMAS H. SULLIVAN



Agreed and accepted as of the date hereof:


AT&T WIRELESS SERVICES, INC.


By:  /s/ Joseph E. Stumpf
     -------------------------
         Joseph E. Stumpf

Title:  Vice President - Acquisitions and Development
        ---------------------------------------------